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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

                   TRADESTATION GROUP ANNOUNCES STOCK BUY BACK
                            OF UP TO 4 MILLION SHARES

         PLANTATION FL, JULY 25, 2002 -- TradeStation Group, Inc. (Nasdaq: TRAD) announced today that its board of directors has authorized the repurchase of up to 4 million shares of the company's common stock. The company currently has approximately 44,569,000 shares of common stock outstanding. The stock repurchases may, at the discretion of the company's management, be made from time to time at prevailing prices in the open market (including block trades) or through privately-negotiated transactions. TradeStation Group is the parent company of the award-winning TradeStation Securities direct-access brokerage (Member NASD, SIPC and NFA), and TradeStation Technologies, the award-winning software development and subscription company.
         The company's management will base its purchase decisions on market conditions, the price and availability of the company's common stock and other factors. The company intends to make stock repurchases using available cash. Any shares of common stock repurchased will be available for reissuance for general corporate purposes. The repurchase program does not obligate the company to acquire any specific number of shares or within any specific time frame and may be discontinued at any time.
         "This program reflects the board's confidence in our long-term prospects and our belief that our stock is currently undervalued," said William
R. Cruz, Co-Chief Executive Officer of TradeStation Group.

ABOUT TRADESTATION GROUP, INC.

         TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers TRADESTATION 6 to institutional, professional and serious, active individual traders -- an electronic trading platform that enables clients to design, test and monitor their own custom trading strategies and then automate them with direct-access order execution. The trading platform currently offers streaming real-time


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equities, options, futures and futures options market data. Equities and options transactions are cleared through Bear, Stearns Securities Corp. (NYSE: BSC) and futures and futures options transactions are cleared through Refco, LLC. The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1993, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED IN THIS REPORT, THE WORDS "BELIEVES," "BELIEF," "ESTIMATES," "PLANS," "EXPECTS," "INTENDS," "MAY," "WILL," "PROSPECTS," AND SIMILAR EXPRESSIONS, TO THE EXTENT USED, ARE INTENDED TO IDENTIFY THE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS SUGGESTED IN THIS REPORT. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES, AND OUR BUSINESS RISKS GENERALLY, INCLUDE, BUT ARE NOT LIMITED TO, THE AVAILABILITY OF SUFFICIENT CASH TO ENABLE THE COMPANY TO EFFECTUATE THE REPURCHASE PROGRAM, MANAGEMENT'S DISCRETION IN PROCEEDING (IN WHOLE OR IN PART) WITH THE REPURCHASE PROGRAM AND THE RISKS AND UNCERTAINTIES INDICATED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND IN ITS OTHER PUBLIC FILINGS AND 2002 PRESS RELEASES, INCLUDING THE COMPANY'S PRESS RELEASE REGARDING ITS SECOND QUARTER 2002 REVENUE AND EARNINGS RESULTS THAT WAS RELEASED JULY 16, 2002.


CONTACT --

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
305-485-7000